Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE
December 3, 2014

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Vice President, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

Post-separation leaders named for Columbia Pipeline Group, NiSource

•	Bob Skaggs, Joe Hamrock expected to lead experienced teams at both companies

•	Plans for CPG Board of Directors leadership announced

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today named key leaders expected to guide Columbia Pipeline Group Inc. (CPG) and NiSource following the planned separation of the two energy companies in mid-2015.

In September 2014, NiSource announced plans to separate its natural gas pipeline and related businesses into a stand-alone publicly traded company, CPG, with NiSource becoming a pure-play regulated natural gas and electric utilities company.

Key leadership appointments for CPG, expected to be effective at the time of separation, include:

•	Robert C. Skaggs Jr., currently president and chief executive officer (CEO) of NiSource, is expected to become CEO of CPG.

•	Stephen P. Smith, currently NiSource executive vice president (EVP) and chief financial officer (CFO), is expected to become EVP and CFO for CPG.

•
Glen L. Kettering, currently EVP and group CEO for CPG, is expected to assume the new role of president of CPG. Other current members of the CPG senior leadership team also are expected to remain with CPG.

The company also announced expected key post-separation leadership appointments for NiSource:

•	Joseph Hamrock, currently EVP and group CEO of NiSource’s Gas Distribution business unit, will become CEO of NiSource.

•
Jim L. Stanley, EVP and group CEO for Northern Indiana Public Service Company (NIPSCO), is expected to serve in the new role of chief operating officer for NiSource, overseeing a variety of functions, including capital program management, major projects and customer and commercial operations.

•
Violet G. Sistovaris, currently NiSource senior vice president (SVP) and chief information officer, is expected to become EVP for NIPSCO, with responsibility for Electric Operations and Regulatory, External Affairs and Communications functions. Among those reporting to Sistovaris will be NIPSCO President Kathleen O’Leary.

•	A CFO for NiSource is expected to be named in early 2015, following completion of an internal and external candidate review.

“With proven, experienced leaders in place at both companies, NiSource and CPG will be well positioned to thrive and grow as independent entities,” Richard L. Thompson, NiSource Board of Directors Chairman, said. “As demonstrated by their strong leadership track records, Bob Skaggs, Joe Hamrock and their respective teams are ideally suited to provide the clarity of vision, depth of experience and strength of character needed to execute on the distinct and well-established growth strategies of both NiSource and CPG.”

As previously announced, NiSource’s corporate headquarters will continue to be in Merrillville, Indiana, while CPG will remain headquartered in Houston, Texas. Additional leadership appointments for both companies will be announced prior to the time of separation.

Expected post-separation CPG board appointments announced

NiSource also today announced plans for initial appointments to the Board of Directors of Columbia Pipeline Group, Inc. (CPG) expected to take effect immediately prior to the planned separation of CPG from NiSource.

Prior to the separation, Robert C. Skaggs Jr. is expected to become Chairman of the Board for CPG. Other current members of NiSource’s Board of Directors expected to join the CPG Board include independent board members Sigmund L. Cornelius, Marty R. Kittrell, W. Lee Nutter, Deborah S. Parker and Teresa A. Taylor. None of these directors is expected to continue to serve on the NiSource Board following the separation.

Expected to continue serving on the NiSource Board following the separation are current independent NiSource board members Richard L. Thompson, who is expected to continue serving as Board Chairman, Richard A. Abdoo, Michael E. Jesanis, Aristides S. Candris and Carolyn Y. Woo. In addition, it is expected that Joe Hamrock will be named to the NiSource Board when he assumes CEO responsibilities for the company.

"We are privileged to have highly experienced and respected individuals prepared to serve on the respective Boards of both NiSource and CPG,” Thompson noted. “These boards will each bring a depth of experience, a range of perspectives and a continuity of focus vital to the distinct opportunities and challenges of each company. I am confident these Boards will provide sound independent judgment and guidance to each company’s management teams as they work to build and grow these companies."

These plans are contingent upon the re-election of members of the NiSource Board at the company’s 2015 annual meeting. NiSource also plans to recruit additional members for each Board over the coming months.

Biographies of executives and directors named in this release are included below.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available at www.nisource.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the separation and the leadership of each of NiSource Inc. and Columbia Pipeline Group, Inc. following the separation. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this release include, among other things, the timing to consummate the separation; the risk that a condition to consummation is not satisfied; disruption to operations as a result of the proposed separation or the proposed initial public offering of Columbia Pipeline Partners LP; the inability of one or more of the businesses to operate independently following the completion of the proposed separation; weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the "Risk Factors" section in NiSource's 2013 Form 10-K and subsequent NiSource filings of Form 10-Q, many of which are beyond the control of NiSource. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

The separation is subject to the satisfaction of a number of conditions, including the final approval of NiSource's Board of Directors. There is no assurance that the separation will in fact occur.

Executive Bios

Joseph Hamrock
Joe Hamrock serves as executive vice president and group CEO for NiSource's Gas Distribution segment, which includes local gas distribution companies in Kentucky, Maryland, Massachusetts, Ohio, Pennsylvania and Virginia. In this role, he has responsibility for all aspects of performance at NiSource's gas distribution operations. In coordination with leadership teams across each of these areas, he focuses on driving the company's long-term growth plan, premised on executing a steady stream of infrastructure improvements and growth investments, synchronized with complementary regulatory and customer program initiatives. Hamrock is a member of NiSource's executive management council, joining NiSource in May of 2012 after serving in a variety of senior executive positions with American Electric Power (AEP), including roles in engineering, transmission and distribution operations, customer service, marketing and information technology. Most recently he served as president and chief operating officer of AEP Ohio. He earned a bachelor's degree in electrical engineering from Youngstown State University in Ohio and a master's degree in business administration from the Massachusetts Institute of Technology in Cambridge, where he was a Sloan fellow. He is a registered professional engineer in Ohio, serves as a trustee for The NiSource Charitable Foundation, the United Way of Central Ohio, YSU STEM College Advisory Council, and the Mt. Carmel College of Nursing.

Glen L. Kettering
Glen Kettering serves as executive vice president and group CEO for Columbia Pipeline Group. He oversees all regulatory, operations and project management for the unit, and is responsible for execution of CPG’s capital investment, modernization and growth strategies. Together, the CPG gas transmission, midstream and storage companies operate a 15,000-mile network of natural gas pipelines, 37 storage fields and serve some of the nation's largest and fastest-growing energy markets in the Northeast, Midwest and Mid-Atlantic regions. Before he was appointed CEO in April 2014, Kettering served as senior vice president, Corporate Affairs, where he was responsible for leading NiSource’s investor relations, communications and federal government affairs functions. He joined the law department of Columbia Gas Transmission in 1979 and has served in a variety of legal, regulatory, commercial and executive roles, including President of Columbia Gas Transmission and Columbia Gulf Transmission. Kettering earned a bachelor's degree in business administration from West Virginia University and a doctor of jurisprudence degree from the West Virginia University College of Law. He is a member of the Energy Bar Association and the West Virginia State Bar. He also serves as a trustee of the NiSource Charitable Foundation.

Violet G. Sistovaris
Violet Sistovaris is senior vice president and chief information officer at NiSource Inc. She is responsible for providing leadership and direction to NiSource's supply chain services, information technology, real estate and facilities management. Prior to her current position, Sistovaris served as vice president, Customer Contact Centers, since November 2003. While in this position, she was responsible for directing the operation of NiSource's customer contact centers and managing contacts with the company's 3.7 million residential natural gas and electric customers served by NiSource's energy distribution companies. In addition to these responsibilities, Sistovaris's 20 years of experience at NiSource also include positions in the areas of human resources, executive recruiting and management development. Before joining NiSource in 1994, Sistovaris was vice president, Training & Development, at Centier Bank in Merrillville, Ind. Her banking experience centered in the areas of marketing, training and development and sales administration. Sistovaris has served on the board of directors for Opportunity Enterprises, in Valporaiso, Ind. She currently serves on the board of directors for the Girl Scouts of Greater Chicago and Northwest Indiana, where she serves as a member of the strategy committee, fund development committee, the STEM task force and serves as executive advisor to the technology committee. She is also the executive co-sponsor of NiSource’s Women in Leadership initiative, designed to provide leadership development and build a pipeline of women leaders. She earned a bachelor's degree in business administration from Valparaiso University and a master's degree in business administration from Indiana University.

Robert C. (Bob) Skaggs Jr.
Bob Skaggs was named president of NiSource in 2004 and added the CEO responsibilities in 2005. Prior to that time, he was executive vice president, Regulated Revenue, for NiSource, responsible for developing regulatory strategies and leading external relations across all of the corporation's 10 energy distribution markets as well as its extensive interstate pipeline system. He also led regulated commercial activities including large customer and marketer relations and energy supply services, as well as federal governmental relations. Skaggs joined the law department of Columbia Gas Transmission in 1981 and served in various management positions until he became president of Columbia Gas of Ohio and Columbia Gas of Kentucky in 1996. Effective with the November 2000 merger of NiSource and Columbia Energy Group, he added the responsibilities of president of Bay State Gas and Northern Utilities. In December 2001, his role was further expanded to include the duties of president and CEO of the Columbia companies in Pennsylvania, Virginia and Maryland. He was promoted to executive vice president, Regulated Revenue, for NiSource in October 2003. Bob is a member of the National Safety Council’s board of directors and serves on the board of trustees at Universities Research Association, Inc. He also is past chairman and current director of the American Gas Association’s board of directors, and has served on the board of directors of the Southeastern Gas Association. He is a member of the Midwest Energy Association, the American Bar Association, the Energy Bar Association and the West Virginia Bar Association. He also is a trustee of the NiSource Charitable Foundation, and has served in leadership roles for a variety of charitable, community and civic efforts. He earned a bachelor's degree in economics from Davidson College, a law degree from West Virginia University College of Law and a master's degree in business administration from Tulane University.

Stephen P. Smith
Steve Smith is executive vice president and chief financial officer of NiSource Inc. He is responsible for the company’s finance and shared services functions. Smith has more than 25 years of experience in financial leadership roles in the energy industry. He has held senior-level positions with American Electric Power Co. (AEP) and the Columbia Energy Group (CEG). At AEP, Smith served as senior vice president of Shared Services, where he had responsibility for Business Logistics, Human Resources, Information Technology and Telecommunications. From 2003 to 2007, he was senior vice president and treasurer for AEP, leading the Accounting, Budgeting, Planning, Risk Management, Strategy, Tax and Treasury functions. Before joining AEP, Smith served in a progression of finance and executive leadership roles at CEG and NiSource Corporate Services Company, where he managed shared services functions and oversaw the integration of corporate functions following the merger of NiSource and CEG. Smith earned a Master of Business Administration degree from the University of Chicago Graduate School of Business and a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines. He serves as a Director and Audit Committee member of Natural Resource Partners, L.P., a publicly traded master limited partnership. Steve also is a Board Member of the Columbus Metropolitan Library Foundation and serves on its Finance & Audit Committee. He also serves as a trustee of the NiSource Charitable Foundation.

Jim L. Stanley
Jim Stanley is executive vice president and group CEO for NiSource’s Indiana gas and electric utility, Northern Indiana Public Service Company (NIPSCO). In this role, Stanley oversees all regulatory, operations and project management, and is responsible for execution of the business unit’s capital investment and growth strategies. NIPSCO serves more than 786,000 natural gas customers and 457,000 electric customers across the northern third of Indiana and is the largest natural gas distribution company and the second largest electric distribution company in the state. Stanley is a member of NiSource's executive management council, joining NiSource in October 2012. He comes to NiSource after serving in a variety of senior executive positions in the utility industry, most recently as senior vice president and chief distribution officer for Duke Energy's U.S. electric business. In this role, he had oversight of the electric distribution system for the company's five-state service area. Previously, he served as president of Duke Energy Indiana, the state's largest electric service provider. His 35-year career with PSI Energy, Cinergy and Duke Energy includes assignments in a variety of departments from accounting to human resources to operations management. Stanley has served in leadership roles in a number of Indiana community and business organizations, including the Central Indiana Corporate Partnership, the Indiana Chamber of Commerce, the Greater Indianapolis Chamber of Commerce, United Way of Central Indiana, Indiana Manufacturing Association and the Indiana Energy Association. He also serves as a trustee of the NiSource Charitable Foundation and a member of the executive advisory board of the Miller College of Business at Ball State University. Stanley attended Ball State University, where he earned a Bachelor of Science degree in Accounting.

Board Member Bios

Richard A. Abdoo
NiSource Director since 2008. Since May 2004, Mr. Abdoo has been President of R.A. Abdoo & Co. LLC, Milwaukee, Wisconsin, an environmental and energy consulting firm. Prior thereto, Mr. Abdoo was Chairman and Chief Executive Officer of Wisconsin Energy Corporation from 1991 until his retirement in April 2004. He also served as President of Wisconsin Energy Corporation from 1991 to April 2003. Mr. Abdoo is also a director of A.K. Steel Corporation and ZBB Energy Corp. By virtue of his former positions as Chairman and Chief Executive Officer of a large electric and gas utility holding company, as well as his current positions as director of one other energy-related company and a steel maker that is a major user of energy, Mr. Abdoo has expertise and experience with the issues facing the energy industry in general and public utilities in particular. As a former chief executive officer, Mr. Abdoo has a deep understanding about the issues facing executive management of a major corporation. Mr. Abdoo’s credentials as a registered professional engineer in several states allow him to offer a unique technical perspective on certain issues under consideration by the NiSource Board. As a long-time champion of humanitarian and social causes, including on behalf of the Lebanese-American community, Mr. Abdoo brings expertise and understanding with respect to social issues confronting the Company. His commitment to and work on behalf of social causes earned him the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society.

Aristides S. Candris
NiSource Director since 2012. Dr. Candris was President and Chief Executive Officer of Westinghouse Electric Company, Pittsburgh, Pennsylvania, a unit of Tokyo-based Toshiba Corp., from July 2008 until his retirement in March 2012. During his 36 years of service at Westinghouse, Dr. Candris served in various positions, including Senior Vice President, Nuclear Fuel from September 2006 to July 2008. Dr. Candris was also on the board of Westinghouse until October 2012 and is a director of Kurion, Inc. Dr. Candris is a nuclear scientist and engineer, and has significant experience gained through leading a global nuclear power company. His knowledge of the electric industry gives him significant insight on the issues impacting the electric utility industry. His experience managing highly technical engineering operations is valuable as we build and maintain facilities to address increasing environmental regulations and make long-term strategic decisions on electric power generation. His technical and management skills are helpful as we build and modernize both our transmission and distribution systems. Dr. Candris’ experience developing customer focused programs and attaining excellence in business processes and behaviors is insightful as we better meet the increasing expectations of customers and regulators. He serves on the Boards of Carnegie Mellon University and Transylvania University. He also serves on the Board of Directors for the World Nuclear Association and The Hellenic Initiative.

Sigmund L. Cornelius
NiSource Director since 2011. Since April 2014, Mr. Cornelius has been President and Chief Operating Officer of Freeport LNG, LLC. From October 2008 to January 2011, Mr. Cornelius served as Senior Vice President, Finance and Chief Financial Officer of ConocoPhillips, Houston, Texas, an integrated energy company. During his 30-year tenure at ConocoPhillips, Mr. Cornelius served in various positions, including Senior Vice President, Planning, Strategy and Corporate Affairs from September 2007 to October 2008; Regional President, Exploration & Production-Lower 48 from 2006 to September 2007; and President, Global Gas from 2004 to 2006. Mr. Cornelius served on the board of DCP Midstream L.P. from 2007 to 2008 and is also a director of USEC, Inc., Carbo Ceramics Inc., Western Refining, Inc. and Parallel Energy Inc. Mr. Cornelius has significant experience in the oil and natural gas industry, which enables him to provide valuable insight on issues impacting our pipeline business. He also has significant experience in exploration, production as well as the midstream business, which is valuable to us as we expand our presence in the Utica and Marcellus Shale gas plays. In addition, as the former Chief Financial Officer of a public company, he has extensive experience and skills in the areas of corporate finance, accounting, strategic planning and risk oversight.

Michael E. Jesanis
NiSource Director since 2008. Since July 2013, Mr. Jesanis has been a co-founder and Managing Director of HotZero, LLC, a firm formed to develop hot water district energy systems in New Hampshire. Mr. Jesanis has also, since November 2007, been a principal with Serrafix, Boston, Massachusetts, a firm providing energy efficiency consulting and implementation services, principally to municipalities. Mr. Jesanis also serves as an advisor to several startups in energy related fields. From July 2004 through December 2006, Mr. Jesanis was President and Chief Executive Officer of National Grid USA, a natural gas and electric utility, and a subsidiary of National Grid plc, of which Mr. Jesanis was also an Executive Director. Prior to that, Mr. Jesanis was Chief Operating Officer of National Grid USA from January 2001 to July 2004. Mr. Jesanis also is a director of Ameresco, Inc. By virtue of his former positions as President and Chief Executive Officer, Chief Operating Officer and, prior thereto, Chief Financial Officer of a major electric and gas utility holding company, as well as his current role with an energy efficiency consulting firm, Mr. Jesanis has broad and deep experience with regulated utilities. He has strong financial acumen and extensive managerial experience, having led modernization efforts in the areas of operating infrastructure improvements, customer service enhancements and management-team development. Mr. Jesanis also demonstrates a commitment to education as the former chair of the board of a college and a current trustee (and past chair of the audit committee) of a university. As a result of his former senior managerial roles and his non-profit board service, Mr. Jesanis also has particular expertise with board governance issues.

Marty R. Kittrell
NiSource Director since 2007. In February 2011, Mr. Kittrell retired as Executive Vice President & Chief Financial Officer of Dresser, Inc. (“Dresser”), Addison, Texas, after serving in that capacity since December 2007. Dresser, a worldwide leader in providing highly engineered products for the global energy industry, was acquired by General Electric in February 2011. Prior to joining Dresser, Mr. Kittrell was Executive Vice President and Chief Financial Officer of Andrew Corporation from October 2003 to December 2007. Mr. Kittrell is also a director of On Assignment, Inc. Mr. Kittrell brings to the Board over 25 years of experience as a Chief Financial Officer. He has served in the role of Chief Financial Officer at several public companies. As a result of this experience, he has significant expertise with financial reporting issues facing the Company, including Securities and Exchange Commission reporting, and Sarbanes-Oxley internal control design and implementation. His recent position with a company that supplies infrastructure products to the energy industry gives Mr. Kittrell a particular familiarity with the issues facing the Company’s gas transmission and storage and gas distribution businesses. Mr. Kittrell also has extensive experience with mergers and acquisitions and capital markets transactions. He formerly practiced accounting with a national accounting firm and is an active member of the American Institute of CPAs, the National Association of Corporate Directors, and Financial

Executives International. Mr. Kittrell also shows a commitment to education through his service on the board of trustees of a university.

W. Lee Nutter
NiSource Director since 2007. Prior to his retirement in 2007, Mr. Nutter was Chairman, President and Chief Executive Officer of Rayonier, Inc., Jacksonville, Florida, a leading supplier of high performance specialty cellulose fibers and owner of timberlands and other higher value land holdings. Mr. Nutter was a director of Rayonier, Inc. from 1996 to 2009. He is also a director of Republic Services Inc. and the non-executive Chairman of J.M. Huber Corporation. He is also a member of the Advisory Board at the University of Washington Foster School of Business. Mr. Nutter’s former positions as Chairman and Chief Executive Officer of a forest products company, and his current positions as director of one company engaged in waste management and another involved in the forest products and energy industries, give him a particular familiarity with the issues involved in managing natural resources. These issues include compliance with environmental laws and exercising responsible environmental stewardship. Mr. Nutter also has an extensive background and familiarity in human resource and compensation issues, which complements well his service as chair of the Company’s Officer Nomination and Compensation Committee. In addition, as a former Chief Executive Officer, Mr. Nutter understands how to address the complex issues facing major corporations.

Deborah S. Parker
NiSource Director since 2007. Ms. Parker worked at Alstom Power, a business segment of Alstom, until 2014 where she served as Senior Vice President, Quality and Environmental, Health and Safety. From April 2008 until April 2011, Ms. Parker was President and Chief Executive Officer of International Business Solutions, Inc. (“IBS”), Washington, D.C., a provider of strategic planning and consulting services to profit and not-for-profit organizations. Before joining IBS, Ms. Parker was Executive Vice President and Chief Operations Officer of the National Urban League from July 2007 through April 2008. Prior thereto, Ms. Parker served in numerous operating positions, including Vice President of Global Quality at Ford Motor Company. During her tenure at Ford, Ms. Parker also served as Chief Executive Officer and Group Managing Director at Ford Motor Company of Southern Africa (Pty) Ltd. from September 2001 to December 2004. Ms. Parker brings a unique combination of community development and industrial management experience to the Board. As a Senior Vice President of quality, environmental, health and safety of a global power generation firm, she brings knowledge and understanding of operations, health and safety issues that are valuable to us as we execute on our commitment to increase our investment in environmental projects and focus on safety. As a former Chief Executive Officer of a consulting firm and Chief Operating Officer of a national civil rights organization dedicated to economic empowerment of historically underserved urban communities, Ms. Parker brings expertise and understanding with respect to the social and economic issues confronting the Company and the communities it serves. As a result of her 23-year career at a global manufacturing company, Ms. Parker has extensive experience managing industrial operations, including turning around several struggling business units, finding innovative solutions to management and union issues, implementing quality control initiatives and rationalizing manufacturing and inventory. This experience positions her well to provide valuable insights on the Company’s operations and processes, as well as on social issues confronting the Company.

Teresa A. Taylor
NiSource Director since 2012. Ms. Taylor is currently Chief Executive Officer of Blue Valley Advisors, LLC. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc. (“Qwest”), Denver, Colorado, from August 2009 to April 2011. Prior thereto, she was Executive Vice President, Business Markets Group from January 2008 to April 2009 and served as Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West since 1987. Ms. Taylor also is a director of T-Mobile USA, Inc. and First Interstate BancSystem, Inc. In her position as Chief Operating Officer, Ms. Taylor was responsible for the daily operations of a publicly traded telecommunications company. In this role, she led a senior management team responsible for field support, technical development, sales, marketing, customer support and information technology systems. During her 24-year tenure with Qwest and US West, she held various leadership positions responsible for strategic planning and execution, sales, marketing, product development, human resources, corporate communications and social responsibility. Ms. Taylor is keenly aware of the technical and managerial skills necessary to operate a customer service company in a complex regulatory and competitive business environment. This experience provides valuable insights to the Company as it operates in multiple regulatory environments and develops products and customer service programs to meet the expectations of our customers.

Richard L. Thompson
NiSource Director since 2004; Independent Chairman of the NiSource Board since May 2013. Prior to his retirement in 2004, Mr. Thompson was Group President, Caterpillar Inc., Peoria, Illinois, a leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Mr. Thompson also is lead director of Lennox International, Inc. In his prior role as Group President of a large, publicly traded manufacturing company, Mr. Thompson had responsibility for its gas turbine and reciprocating engine business, as well as research and development activities. By virtue of this and prior positions, Mr. Thompson possesses significant experience in energy issues generally and gas turbine electric power generation and natural gas pipeline compression in particular. He is a graduate electrical engineer with experience in electrical transmission system design and generation system planning. This experience provides Mr. Thompson a valuable understanding of technical issues faced by the Company.

Carolyn Y. Woo
NiSource Director since 1998. Since January 2012, Dr. Woo has been President and Chief Executive Officer of Catholic Relief Services, the international humanitarian agency of the Catholic community in the United States. Prior thereto, Dr. Woo was Martin J. Gillen Dean and Ray and Milann Siegfried Professor of Entrepreneurial Studies, Mendoza College of Business, University of Notre Dame, Notre Dame, Indiana. Dr. Woo is also a director of AON Corporation and was a director of Circuit City, Inc. until 2009. Dr. Woo’s current position as President and Chief Executive Officer of an international organization provides her with knowledge and experience in managing a large organization. Her experience as the dean of a major business school and her experience as a professor of entrepreneurship provided her a deep understanding of business principles and extensive expertise with management and strategic planning issues. Through her current and previous service on the boards of directors, audit committees and compensation committees of a number of public companies, including a global reinsurance and risk management consulting company, a pharmaceutical distribution company, an international automotive manufacturer, a financial institution and a major electronics retailer, Dr. Woo has developed an excellent understanding of corporate governance, internal control, financial and strategic analysis and risk management issues. Dr. Woo is a leader in the areas of corporate social responsibility and sustainability, which adds an important perspective to the Company. She is also a current and past board member of several non-profit organizations, including an international relief organization, a global business school accreditation organization, leadership development organizations and an educational organization. This commitment to social and educational organizations provides Dr. Woo with an additional important perspective on the various community and social issues confronting the Company in the various communities that the Company serves.